United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2023

Digital Health Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Hwy #304

Boca Raton, FL 33432

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	DHACU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	DHAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to First Amended and Restated PIPE Securities Purchase Agreement.

As previously disclosed in its Current Report on Form 8-K filed on October 7, 2022, Digital Health Acquisition Corp. (“DHAC” or the “Company”) entered into a First Amended and Restated Securities Purchase Agreement (the “PIPE SPA”), pursuant to which the investors party thereto (the “PIPE Investors”) have agreed to subscribe for and purchase, and DHAC has agreed to issue and sell to the PIPE Investors, in connection with the Company’s initial business combination, (a) shares of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with terms set forth in the certificate of designation for such series of Series A Preferred Stock (the “Certificate of Designation”), and (b) warrants exercisable for shares of DHAC Common Stock (the “PIPE Warrants” and, together with the sale of Series A Preferred Stock under the PIPE SPA, the “PIPE Financing”) for aggregate proceeds of at least $8,000,000.

On April 11, 2023, the Company amended the PIPE SPA (the “PIPE SPA Amendment”) to, among other things, (a) amend and restate the form of Certificate of Designation to provide the aggregate number of shares of Series A Preferred Stock issuable thereunder shall not exceed 15,000, (b) amend and restate the form of PIPE Warrant to provide for the ability of the Company to redeem the PIPE Warrants for cash or securities upon a change of control of the Company, and (c) revise certain closing conditions for the PIPE Financing.

The form of PIPE SPA Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description is qualified in its entirety by reference to the full text of the form of PIPE SPA Amendment No. 1 to Amended and Restated Securities Purchase Agreement.

First Amendment to Backstop Agreement.

As previously disclosed in its Current Report on Form 8-K filed on January 18, 2023, the Company entered into a backstop agreement (the “Backstop Agreement”) with Digital Health Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor committed to purchase up to $2,000,000 of shares of Series A Preferred Stock and accompanying PIPE Warrants that remain unpurchased by the PIPE Investors in connection with an additional PIPE financing at the same purchase price and on the same terms and conditions as the PIPE Financing (the “Backstop Commitment”).

On April 11, 2023, the Company amended the Backstop Agreement (the “Backstop Amendment”) to increase the amount of the additional PIPE Financing from $2,000,000 to up to an additional $7,000,000, to clarify that Sponsor and/or its designees may purchase the Backstop Commitment and to include a form of lock up agreement.

The Backstop Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and the foregoing description is qualified in its entirety by reference to the full text of the Backstop Amendment.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Exhibit 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Form of Amendment No. 1 to Amended and Restated Securities Purchase Agreement, dated as of April 11, 2023, by and between Digital Health Acquisition Corp. and investors.

10.2	First Amendment to Backstop Agreement, dated as of April 11, 2023, by and among Digital Health Acquisition Corp. and Digital Health Sponsor LLC

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2023

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name:	Scott Wolf
Title:	Chief Executive Officer and Chairman